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                                                                    EXHIBIT 23-A



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in Lockheed Martin Corporation's
Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Deferred Performance Payment Plan of Lockheed Martin Corporation Space & Strategic Missiles Sector of our report dated January 20, 1997 (except for Note 3 which is dated February 3, 1997), with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ERNST & YOUNG LLP


Washington, DC
November 21, 1997